Exhibit 31.2

CERTIFICATIONS

I, Richard P. Shea, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Syndax Pharmaceuticals, Inc.; and;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 18, 2019

By:	/s/ Richard P. Shea
Richard P. Shea
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)